UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2006

CuraTech Industries, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-51140	87-0649332
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6337 Highland Drive, # 1053, Salt lake City, Utah 84121
(Address of principal executive offices)

Jump,n Jax, Inc.
3270 South 1100 West, South Salt Lake, Utah 84119
(Former name or address, if changed since last report)

Registrant's telephone number, including area code: (801) 836-9810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 26, 2006, we completed the acquisition of MedaCure International, Inc., a Nevada corporation located in Salt Lake City, Utah (“MedaCure”). The acquisition was consummated pursuant to an agreement entered into on June 22, 2006, whereby we agreed to merge our newly created, wholly-owned subsidiary, CuraTech Acquisitions, Inc., with and into MedaCure with MedaCure being the surviving entity as our wholly owned subsidiary.

Prior to completion of the acquisition on October 4, 2006, we effected a 4 shares for 1 share forward stock split of our issued and outstanding shares of common and changed our corporate name to CuraTech Industries, Inc. As a result of the forward stock split, our outstanding shares of common stock increased from 807,602 shares to 3,230,408 shares. We have also changed our corporate domicile from the State of Utah to Nevada. Under the terms of the merger agreement we issued an aggregate of 12,342,239 shares of our common stock, post-split, to the stockholders of MedaCure. Also, we have added to our board of directors three new directors nominated by MedaCure.

Business of MedaCure International, Inc.

MedaCure was organized as a Nevada corporation by Shirlee Dastrup on April 25, 2006 for the purpose of acquiring, developing and marketing a certain health supplement that is believed to enhance and build-up the body’s natural immune system defenses in both humans and animals. Initially, MedaCure intends to commence commercial marketing of its supplement primarily outside the U.S. Initial marketing in the U.S. will primarily be to the veterinarian market for use in treating animals. MedaCure is also looking at the possibility of initiating a collaboration and partnering program that will focus on developing business alliances designed to generate sales, applications and marketing opportunities.

MedaCure acquired its product pursuant to a purchase agreement in May 2006 from the inventor, Dr. William Stacey. Under the terms of the agreement, MedaCure acquired all formulas, recipes and manufacturing and marketing rights relating to the product in consideration for $150,000 and 537,500 shares of MedaCure common stock. Dr. Stacey will serve as a consultant MedaCure’s business and the further development and eventual manufacturing and marketing of the product.

Presently MedaCure main maintains its office at 6337 Highland Drive, # 1053, Salt lake City, Utah 84121, and its telephone number is (801) 836-9810. Management intends to consider establishing corporate headquarters, manufacturing base and laboratory facilities in Orem, Utah, located just south of Salt Lake City.

Product

The MedaCure supplement is manufactured using a variety of components that are either natural or previously FDA approved ingredients. The combination of the components has not been approved by the FDA. MedaCure believes that the supplement is applicable to both humans and animals and can cause the body’s immune system to re-awaken from a state of suppression that can occur due to numerous factors including genetic predisposition, types of foods a person eats and environmental contamination. MedaCure also believes that the supplement can modulate the body’s immune system allowing the system to better fight diseases naturally by attacking infections from pathogens (disease producing organisms).

The immune system is a complex network of specialized organs, glands and cells that, when working properly, protect the body from pathogens such as virus, bacteria, fungus and other foreign tissues. The MedaCure supplement is based on the theory that certain chemicals found on the surface of the T 4 lymphocyte (a “helper” white blood cell) attract pathogens. Activation of the T4 is critical to the activation of the immune response. Activation takes place when the T4 cell recognizes the antigen displayed by the invading pathogen. An antigen is the substance to which the body reacts by producing antibodies. The function of the T4 is to act as a control for the rest of the immune system. Once activated, the T4 cell produces immune proteins that in turn activate the “killer” cells. The T 4 directs and coordinates these other killer cells of the immune system that do the actual killing of the specific antigen producing pathogen and protects the body. This is done by chemical signals passed from one cell to another or chemical signals released into the blood stream.

Once infected by a pathogen, the T4 no longer sends out the proper signals to stimulate other cells. The pathogen is attracted to the very spot where the T4 receives messages from other cells. These spots are called "receptors." As the disease progresses, more and more T4 lymphocytes are infected and can no longer receive messages that tell it the body is infected. Slowly the body's ability to fight off infection declines.

MedaCure believes that its product increases the cells that kill infected cells and increases cells that protect the bodies from infection. The supplement is designed to break the attraction the pathogen has for the T4 lymphocyte receptor site. Once the T4 is free of the pathogen it can again send the proper signals to the other cells of the immune system.

MedaCure’s supplement can be used by both humans and animals. In humans, it can be taken intraveneously (IV), sublingual, orally or by topical cream. IV application requires FDA approval, for which MedaCure has not yet applied.

Manufacturing

MedaCure anticipates that it will require a facility of approximately 5,000 square feet to manufacture its product. Management anticipates that the facility will be leased on a long-term basis. The facility must have a sterile environment with an assembly line capable of mass-producing and packaging the product. The facility will also handle shipping of product and receiving materials. Although MedaCure has not yet selected the final site for its manufacturing facility, it has identified the manufacturing equipment and packaging machinery it will need and estimates that the cost to prepare the site for operation will be approximately $150,000.

Marketing

MedaCure plans to sell its product to both the health and medical industries as well as the veterinarian industry. The product will be marketed under the name “IRT” that stands for Immune Response Therapy. Initially, MedaCure will concentrate on the veterinary market in the U.S. MedaCure intends to use direct selling efforts through pharmaceutical sales personnel, exhibits, Internet web site, presentations at trade shows, scientific meetings, medical conferences, as well as through networks built up through existing product sales and distributor relationships. MedaCure is currently beginning to build a network of distributors to promote and market its product. MedaCure also intends to establish a collaboration and partnering programs that will focus on developing business alliances designed to generate sales, applications and marketing opportunities.

MedaCure's initial marketing strategy will focus on establishing distributors for a licensing fee. Those territories on which MedaCure will concentrate will include North America (which includes United States and Canada) and Mexico. As business warrants and funds are available, MedaCure intends to expand its marketing into South America, Europe and other parts of the world.

MedaCure presently anticipates that its product will be sold in a vile containing 12 treatments to be used over an 18-day period. It is anticipated that each vile will be sold for approximately $1,750.

Intellectual Property and Patent Protection

MedaCure does not presently have any patents related to its product, but intends to aggressively defend and expand its intellectual property and technology by applying for patent and/or copyright protection in the future as deemed necessary. We intend to examine and determine the necessity to secure comprehensive intellectual property coverage in the United States and in the most relevant foreign markets in anticipation of future commercialization opportunities. MedaCure also intends to rely on trade secrets, common law trademark rights and trademark registrations, and will continue to protect its intellectual property via non-disclosure agreements, license agreements and limited information distribution.

Facilities

MedaCure currently occupies office facilities in Salt Lake City, Utah consisting of approximately 500 square feet of office space. Management is presently looking for a manufacturing facility, most likely in Orem, Utah, that is located approximately 35 miles south of Salt Lake City. Once it locates an appropriate laboratory and production facility, MedaCure will most likely move its principal offices to that location. Management believes that it will locate and secure an acceptable facility during the fourth quarter of fiscal 2006. It is estimated that MedaCure will need a facility of at least 5,000 square feet that is capable of housing a sterile manufacturing operation.

Employees

MedaCure presently has three full time employees and one consultant, but anticipates adding employees as it establishes its laboratory and production facilities. MedaCure’s employees are not members of any union, nor have they entered into any collective bargaining agreements, nor is it anticipated in the near future. It is believed that MedaCure’s relationship with its employees is good.

Government Regulations

MedaCure’s supplement and its related promotional and marketing activities are subject to extensive governmental regulation by numerous domestic and foreign governmental agencies and authorities, including the FDA, the FTC, the Consumer Product Safety Commission, the United States Department of Agriculture, state attorneys general and other state regulatory agencies, and similar government agencies in each country in which we intend to operate. These regulations can limit our ability to import products into new markets and can delay introductions of new products into existing markets as we comply with the registration and approval process for our products.

MedaCure’s product may be strictly regulated in certain markets in it operates. These markets have varied regulations that apply to and distinguish nutritional health supplements from “drugs” or “pharmaceutical products.” For example, the FDA of the United States under the Federal Food, Drug and Cosmetic Act regulates the product. The Federal Food, Drug and Cosmetic Act has been amended several times with respect to nutritional supplements, most recently by the Nutrition Labeling and Education Act and the Dietary Supplement Health and Education Act. The Dietary Supplement Health and Education Act establishes rules for determining whether a product is a dietary supplement. Under this statute, dietary supplements are regulated more like foods than drugs, are not subject to the food additive provisions of the law, and are generally not required to obtain regulatory approval prior to being introduced to the market. None of this limits, however, the FDA’s power to remove an unsafe substance from the market. In the event a product, or an ingredient in a product, is classified as a drug or pharmaceutical product in any market, we would generally not be able to distribute that product in that market through our distribution channel because of strict restrictions applicable to drug and pharmaceutical products.

Most existing major markets also regulate product claims and advertising regarding the types of claims and representations that can be made regarding the efficacy of products, particularly dietary supplements. Accordingly, these regulations can limit MedaCure’s ability to inform consumers of the full benefits of its product. For example, in the United States, MedaCure is unable to make any claim that its supplement will diagnose, cure, mitigate, treat or prevent disease. The Dietary Supplement Health and Education Act permits only substantiated, truthful and non-misleading statements of nutritional support to be made in labeling, such as statements describing general well-being resulting from consumption of a dietary ingredient or the role of a nutrient or dietary ingredient in affecting or maintaining a structure or a function of the body. In addition, all product claims must be substantiated.

Litigation

We are not presently subject to any material pending legal proceedings and, to the best of our knowledge, no such actions against us or MedaCure are contemplated or threatened.

Management

Upon completion of the MedaCure acquisition, our President, Lane S. Clissold submitted his resignation as a director and President. Our other director, Steven D. Moulton, will remain on the board. In accordance with the provisions of the acquisition, MedaCure appointed three new directors to serve on the board of directors. The following persons currently serve as directors and executive officers.

Name	Age	Position
Lincoln Dastrup	52	CEO and Director
Jarom Dastrup	27	Executive Vice President, Secretary and Director
Linda L. Dastrup	48	Treasurer and Director
Steven D. Moulton	42	Director

The business experience of each of the persons listed above during the past five years is as follows:

Lincoln Dastrup. Mr. Dastrup has over 26 years of experience in investment banking, corporate development, management, marketing and manufacturing with public companies. Since 1995, he has been semi-retired and primarily manages his personal investments. In 1989, Mr. Dastrup co-founded CIMETRIX Incorporated, an international robotics firm. Mr. Dastrup served as the President and CEO of CIMETRIX until 1995. In 1986 Mr. Dastrup founded Corporate Funding, a venture capital firm. Prior to that Mr. Dastrup was the founder, President and CEO of Barron, Marshal, & Kaman, a New York based investment banking firm, and members of the New York Stock Exchange. In 1979 Mr. Dastrup was a co-founder of Universal Fashions Originals, a company engaged in the business of clothing manufacturing and design. In 1980, Universal Fashions merged with an over-the-counter public company. After the merger, Mr. Dastrup served as a director, executive vice-president and president of its wholly-owned subsidiary, Classic Covers, Inc. Since 1980, Mr. Dastrup has participated in over 14 mergers and acquisitions and has financed seven companies.

Linda L. Dastrup. Mrs. Dastrup has over 20 years of experience in corporate development, management and manufacturing with public companies. Since 1995, she has been semi-retired and primarily manages her personal investments. In 1989, Mrs. Dastrup co-founder CIMETRIX Incorporated, an International robotics firm. Mrs. Dastrup was a key contributor to the original buy/sale and royalty agreement of CIMETRIX Incorporated. She served as an executive officer of CIMETRIX for over 5 years. Prior to that Mrs. Dastrup was a Director and Treasurer of Barron, Marshal, & Kaman, a New York based Investment Banking firm, and members of the New York Stock Exchange. In 1979 Mrs. Dastrup was a co-founder of Universal Fashions Originals, a Company engaged in the business of clothing manufacturing and design. In 1980 Universal Fashions merged with an over-the-counter public Company. Mrs. Dastrup’s responsibilities included that of all manufacturing and design. Mrs. Dastrup is the wife of Lincoln Dastrup.

Jarom L. Dastrup. Mr. Dastrup has over 5 years of experience in corporate development, and administration. Since 2005, Mr. Dastrup has been a private money advisor and manager. In 2006 Mr. Dastrup was co-founder and Manager of Vastmann Investment Partners, LLC, a private equity fund. Currently Mr. Dastrup is responsible for all client relations, client accounts, client investments, and all company finances. Prior to that Mr. Dastrup managed a portfolio of stocks, options, and futures. In 2002

Mr. Dastrup was a partner in and managed The Iceberg Drive-In, a Utah based fast food restaurant. Mr. Dastrup graduated from Utah Valley State College where he received his Bachelor Degree in Business Management. Mr. Dastrup is the son of Lincoln and Linda Dastrup.

Steven D. Moulton. Mr. Moulton became a director and Secretary/Treasurer of Jump' Jax, Inc. in September 2000. Mr. Moulton served as Secretary/Treasurer and a director of our former parent corporation, Draco, Inc. from August 1999 to March 2004. Mr. Moulton graduated from Olympus High School in Salt Lake City, Utah in 1980. From 1984 to 1990, he served as a director and executive officer of several publicly-held development stage companies including Safron, Inc. (director and Vice President); Sagitta Ventures (director and President); Jasmine Investments (director and President); Java, Inc. (Secretary/Treasurer and director); and Onyx Holdings Corporation (director and President). From 1991 to 1994, Mr. Moulton was a director and President of Omni International Corporation, which is currently known as "Beachport Entertainment Corporation." From 1987 until 1991 he was President and director of Icon Systems, Inc. and served as Secretary/Treasurer of the same company until his resignation on December 24, 1998. From 1995 to July 1996, he served as director and Vice President of Wasatch International Corporation, formerly Java, Inc. From February 1996 until November, 1999 he served as the President and director of InsiderStreet.com, formerly Sierra Holding Group, Inc. Also since 1998, Mr. Moulton has managed his personal real estate properties through Excel Properties, LLC.

Risk Factors

You should carefully consider the risks and uncertainties described below and other information in this report. If any of the following risks or uncertainties actually occur, our business, financial condition and operating results, would likely suffer. Additional risks and uncertainties, including those not yet identified or that we currently believe are immaterial, may also adversely affect our business, financial condition or operating results.

Risks Relating to Our Business as a Result of the MedaCure Acquisition

We will require additional financing to proceed with MedaCure’s business activities following the acquisition. There can be no assurance that financing will be available on terms beneficial to us, or at all.

MedaCure was recently formed and does not have an operating history. Following the consummation of the MedaCure acquisition, we will probably require financing of approximately $500,000 during the next 12 months to proceed with our anticipated business activities. If we need to raise additional capital by selling equity or equity-linked securities, these securities would dilute the ownership percentage of our existing stockholders. Also, these securities could have rights, preferences or privileges senior to those of our common stock. If we raise additional capital by issuing debt securities, those securities may contain covenants that restrict us in terms of how we operate our business, which could also affect the value of our common stock. Without additional funding, we may not be able to achieve profitable operations of MedaCure, which would most likely have a material negative impact on our business and future prospects. There can be no assurance that we will be able to raise future capital on terms that will be reasonable and beneficial to us, or at all.

MedaCure has a limited operating history and has not recorded revenues or operating profits since its inception. Continuing losses may exhaust our capital resources and force us to discontinue operations.

MedaCure was incorporated in April 2006, has a limited operating history and incurred net losses since inception. Jump’n Jax, Inc., now known as CuraTech Industries, Inc., has been in operation since March 2000, but has realized only nominal revenues in recent years and has a net stockholders’ equity of $1,169 as of September 30, 2006. The potential for us to generate future profits depends on many factors, including the following:

!	our ability to secure adequate funding to complete ongoing research and development and to commercially market MedaCure’s product;

!	the size and timing of future customer orders, milestone achievement, product delivery and customer acceptance, if required;

!	success in developing, maintaining and enhancing strategic relationships with potential customers;

!	our ability to protect MedaCure’s intellectual property;

!	actions by competitors towards the development and marketing of products that will compete directly with ours;

!	the costs of maintaining and expanding operations; and

!	our ability to attract and retain a qualified work force.

There can be no assurance that we will achieve any of the foregoing factors or realize profitability in the immediate future, or at any time.

If we cannot achieve commercial application of MedaCure’s product, we may not achieve profitability.

The development of a market for MedaCure’s product is dependent on the creation and implementation of a successful marketing plan and the acceptance of the product in the marketplace. This development may be impacted by many factors including, but not limited to the following:

!	existence of competing products and emergence of new products;

!	inability to finalize a successful marketing strategy;

!	lack of acceptance of MedaCure’s product; and

!	inability to adjust to changes in the marketplace and to keep pace with competitors.

If we fail to develop adequate market for MedaCure’s product or if we are unable to successfully compete with other existing and new products, we may not achieve profitability.

Certain government regulations concerning approval of MedaCure’s products may negatively impact our business following the acquisition of MedaCure.

It may be necessary MedaCure’s products to be approved by one or more agencies of the Federal government, including the Food and Drug Administration. Government regulations concerning the product and its use by humans may be burdensome and costly and could negatively impact our business following the acquisition of MedaCure. Although we believe the product does not require FDA approval for the initial application in the U.S. for animal treatment, we do not know the extent to which any such regulations may impact the product or MedaCure’s business. Any new regulation may increase costs and could reduce our potential to be profitable following completion of the merger.

The industry in which MedaCure operates is highly competitive and could affect our results of operations, which would make profitability even more difficult to achieve and sustain.

The health and supplement industry is highly competitive and is marked by rapid changes and new products. Other competitors and potential competitors include several large national and international companies involved in the health and supplement business. Most existing and potential competitors have greater financial resources, larger market share, and larger production and technology research capability, which may enable them to establish a stronger competitive position than we have, in part through greater marketing opportunities. If we fail to address competitive developments quickly and effectively, we will not be able to grow our business or remain a viable entity.

Our business could be adversely affected by any adverse economic developments in the health and supplement industry and/or the economy in general.

MedaCure depends on the perceived initial demand for its product in the U.S. in the treatment of animals. Therefore, our business is susceptible to downturns in the health and supplement industry and the economy in general. Any significant downturn in the market or in general economic conditions would likely hurt our business.

If we fail to keep up with changes affecting the MedaCure product and the markets that we will ultimately offer the product, we will become less competitive and thus adversely affect future financial performance.

In order to remain competitive and serve its potential effectively, we must respond on a timely and cost-efficient basis to changes in health and supplement products in general, industry standards and procedures and customer preferences. Management believes that to remain competitive, we will need to continuously develop new products and applications for existing products. In some cases these changes may be significant and the cost to comply with these changes may be substantial. We cannot assure you that we will be able to adapt to any changes in the future or that we will have the financial resources to keep up with changes in the marketplace. Also, the cost of adapting to changes in MedaCure’s product may have a material and adverse effect on our operating results.

Our business could be adversely affected by local, state, national, international laws or regulations.

Our future success depends in part on laws and regulations that exist, or are expected to be enacted around the world. These laws and regulations could negatively affect our business and anticipated revenues. We cannot guarantee a positive outcome in direction, timing, or scope of laws and regulations that may be enacted which will affect our business.

Our future success depends on retaining MedaCure’s existing key employees and hiring and assimilating new key employees. The loss of key employees or the inability to attract new key employees could limit our ability to execute our growth strategy, resulting in lost sales and a slower rate of growth.

Our future success depends in part on our ability to retain MedaCure’s key employees including its executive officers. Although following the acquisition we expect to have employment agreements with these executives, each executive may be able to terminate his or her agreement at any time. We anticipate obtaining in the futures "key man" insurance for one or more of our key executives. It would be difficult for us to replace any one of these individuals. In addition, as we grow we may need to hire additional key personnel. We may not be able to identify and attract high quality employees or successfully assimilate new employees into our existing management structure.

We may be unable to protect our intellectual property adequately or cost effectively, which may cause us to lose market share or reduce prices.

Our future success depends in part on our ability to protect and preserve proprietary rights related to MedaCure’s product. We cannot assure you that we will be able to prevent third parties from using our intellectual property rights and technology without our authorization. Although MedaCure has not obtained any patents on its product, it may in the future file for patent protection for its product and will also rely on trade secrets, common law trademark rights and trademark registrations. We will also employ confidentiality and work for hire, development, assignment and license agreements with employees, consultants, third party developers, licensees and customers. However, these measures afford only limited protection and may be flawed or inadequate. Also, enforcing intellectual property rights could be costly and time-consuming and could distract management’s attention from operating business matters.

MedaCure’s intellectual property may infringe on the rights of others, resulting in costly litigation.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. In particular, there has been an increase in the filing of suits alleging infringement of intellectual property rights, which pressure defendants into entering settlement arrangements quickly to dispose of such suits, regardless of their merits. Other companies or individuals may allege that we infringe on their intellectual property rights. Litigation, particularly in the area of intellectual property rights, is costly and the outcome is inherently uncertain. In the event of an adverse result against future rights we may acquire, we could be liable for substantial damages and we may be forced to discontinue our use of the subject matter in question or obtain a license to use those rights or develop non-infringing alternatives. Any of these results would increase our cash expenditures, adversely affecting our financial condition.

We may not be able to manage future growth effectively, which could adversely affect our operations and financial performance.

The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Possible future growth could strain our management and internal resources and cause other problems that could adversely affect our financial performance. We expect that our efforts to grow will place a significant strain on personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will also require us to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our operational, financial and management controls and procedures. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Being a public company involves increased administrative costs, which could result in lower net income and make it more difficult for us to attract and retain key personnel.

As a public company, we incur significant legal, accounting and other expenses that MedaCure did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 as well as new rules subsequently implemented by the SEC, have required changes in corporate governance practices of public companies. We expect that these new rules and regulations will increase our legal and financial compliance costs and make some activities more time consuming. For example, in connection with being a public company, we may have to create several board committees, implement additional internal controls and disclose controls and procedures, retain a transfer agent and financial printer, adopt an insider trading policy and incur costs relating to preparing and distributing periodic public reports in compliance with our obligations under securities laws. These new rules and regulations could also make it more difficult for us to attract and retain qualified executive officers and members of our board of directors, particularly to serve on our audit committee.

Risks Relating to Ownership of Our Common Stock

We cannot assure you that there will be an active trading market for our common stock and it could be difficult for holders of our common stock to liquidate their shares.

Even though we expect our common stock to continue to be quoted on the OTC Bulletin Board, we cannot predict the extent to which a trading market will develop or how liquid that market might become. Also, most shares outstanding after the acquisition of MedaCure, including those issued pursuant to the acquisition, are deemed "restricted securities" within the meaning of Rule 144 promulgated by the SEC and will therefore be subject to certain limitations on the ability of holders to resell such shares. Because only a small percentage of our outstanding shares are freely tradeable in the public market, the price of our shares could be volatile and liquidation of a person’s holdings may be difficult. Thus, holders of our common stock may be required to retain their shares for a long period of time.

We do not anticipate paying dividends in the foreseeable future, which could make our stock less attractive to potential investors.

We anticipate that we will retain any future earnings and other cash resources for future operation and development of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any future payment of cash dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

Future sales or the potential for sale of a substantial number of shares of our common stock could cause our market value to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline and could materially impair our ability to raise capital through the sale of additional equity securities. Once the acquisition of MedaCure is completed, in addition to the 15,572,647 shares of our common stock issued and outstanding, there will be approximately another 37 million shares of authorized, but unissued common stock that may be issued in the future.

It may be difficult for a third party to acquire us, and this could depress our stock price.

Under Nevada corporate law, we are permitted to include or exclude certain provisions in our articles of incorporation and/or by-laws that could discourage information contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our common stock. For example:

!
Without prior stockholder approval, the board of directors has the authority to issue one or more classes of preferred stock with rights senior to those of common stock and to determine the rights, privileges and inference of that preferred stock;

!
Under Nevada law, we are not required to provide for, and our by-laws do not provide for, cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and

!	Stockholders cannot call a special meeting of stockholders.

Trading in our shares may be subject to certain "penny stock” regulation which could have a negative effect on the price of our shares in the public trading market.

Public trading of our common stock on the OTCBB may be subject to certain provisions, commonly referred to as the penny stock rule, promulgated under the Securities Exchange Act of 1934. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker dealer to:

!	make a special suitability determination for purchasers of penny stocks;

!	receive the purchaser's written consent to the transaction prior to the purchase; and

!	deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock. Also, many prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

Management’s Discussion and Analysis or Plan of Operation

The following information relates to the operations of MedaCure and should be read in conjunction with the financial statements and notes thereto appearing elsewhere in the Form 8-K.

MedaCure was created in April 2006 for the purpose of acquiring, developing and marketing a certain health supplement and to be acquired by our company. MedaCure has not had any operations or revenues since inception, with the exception of acquiring its health supplement product.

Plan of Operation

Following the completion of the acquisition of MedaCure, we have become engaged in the developing and marketing of MedaCure’s health supplement that is believed to enhance and build-up the body’s natural immune system defenses in both humans and animals. Our first priority will be to establish new facilities for our corporate headquarters and to manufacture product. Management is seeking at least a 5,000 square foot facility that can be leased on a long-term basis. The facility must have a sterile environment with an assembly line capable of mass-producing and packaging the product. The facility will also handle shipping of product and receiving materials. We have not selected a final site, but we have identified the necessary manufacturing equipment and packaging machinery and estimates that the cost to prepare the site for operation will be approximately $150,000.

Contemporaneous with the selecting the site for our operations, we will be creating a distribution network that will focus on initiating a collaboration and partnering program and developing business alliances designed to generate sales, applications and marketing opportunities. At present, we have not hired any sales or distribution personnel, but are in the process of initiating a search for qualified persons. We anticipate that during the next 12 months we will hire approximately 20 persons, five for administrative duties, six form manufacturing and production, and nine for sales and marketing.

We estimate that during the next 12 months we will need approximately $600,000 to set our manufacturing facility, establish a sales and distribution network, commence production of the MedaCure product and begin selling activities. We anticipate that the source of these funds will be from the private sale of securities and/or other financing activities conducted by the MedaCure principals. As of the date hereof, we have approximately $550,000 to use as working capital. We anticipate that we will be able to raise approximately $2 million during the fourth quarter of 2006.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future. Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Security Ownership of Certain Beneficial Owners and Management

Following the closing of the MedaCure acquisition and issuance of shares related thereto, the holdings of (i) each beneficial owner of more than 5% of our common stock, (ii) each director and executive officer, and (iii) all of directors and executive officers as a group, are set forth in the following table. The address of each person listed below, unless otherwise indicated, is c/o MedaCure International, Inc., 6337 Highland Drive, # 1053, Salt lake City, Utah 84121.
Unless otherwise indicated in the table footnotes, shares are owned of record and beneficially by the named person. For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after the effective time of the merger. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

All share amounts and percentages have been adjusted to reflect the four shares for one share forward stock split and the issuance of 12,342,239 shares for the MedaCure acquisition. Individual holdings include the approximate number of shares to be issued to each respective individual following the closing of the MedaCure acquisition. The number of shares outstanding will be 15,572,647 shares.

Name and Address	Number of Shares		Percent(1)
5% Beneficial Owners:
The Dastrup Family Trust	7,911,673	(2)	50.9%
Shirlee Dastrup	798,000	(3)	5.1%
Ronald Moulton	800,000		5.1%
Vastmann Investment Partners, LLC	886,667	(4)	5.7%

Directors and Executive Officers:
Lincoln Dastrup	—	(5)	—%
Linda Dastrup	—	(6)	—%
Jarom Dastrup	1,100,000	(7) %
Steven D. Moulton	146,484		0.9%

All directors and executive officers as a group (4 persons)	9,158,157	(8)	58.9%

(1)
Percentage ownership is based on 15,572,647 shares outstanding after the acquisition of MedaCure and giving effect to the four shares for one share forward stock split. Percentage is calculated for each individual listed based upon their beneficial ownership of shares, although ownership may be shared with others, such as the Dastrup Family Trust.

(2)	The Dastrup Family Trust is a family trust of which Lincoln Dastrup and Linda Dastrup are the trustees with voting and dispositive power over the trust.
(3)	Shirlee Dastrup is the mother of Lincoln Dastrup.
(4)	Vastmann Investment Partners is a limited liability company that is one-third owned by Jarom Dastrup and over which he has voting and dispositive control.
(5)	Mr. Dastrup’s shares are held in the name of The Dastrup Family Trust, of which Mr. Dastrup is a trustee and, as indicated above, and which holds 7,911,673 shares.
(6)	Mrs. Dastrup’s shares are held in the name of The Dastrup Family Trust, of which Mrs. Dastrup is a trustee and, as indicated above, and which holds 7,911,673 shares.
(7)	Amount shown includes shares that are owned by Vastmann Investment Partners, LLC, of which Jarom Dastrup owns a one-third interest.
(8)
Amount shown represents the holdings of The Dastrup Family Trust, of which Lincoln Dastrup and Linda Dastrup are trustees, Steven D. Moulton, Jarom Dastrup and his interest in Vastmann Investment Partners, LLC that is one-third owned by Jarom Dastrup.

Compensation of the Board

Directors who are also employees do not receive additional compensation for serving on the board or any of its committees. Non-employee directors, for their services as directors, will be paid a fee to be determined in the future by the board. All directors are reimbursed for their reasonable expenses incurred in attending board meetings. Otherwise, presently no additional compensation is paid to directors for serving as members of committees.

Executive Compensation

Prior to the acquisition of MedaCure, we did not have a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors. We have not paid any salaries or other compensation to our officers, directors or employees for the years ended December 31, 2005 and 2004. MedaCure has not paid any salaries or compensation to its officers, directors or employees since its inception in April 2006.

We anticipate that during the last quarter of 2006, we will enter into employment agreements with certain executives and key employees. The board of directors will establish the terms and conditions of these agreements.

Certain Relationshipsand Related Transaction

Following their written consent to certain actions to be taken in lieu of a meeting and set forth herein, on June 16, 2006, Lane S. Clissold and Steven D. Moulton, controlling stockholders, directors and executive officers at the time, sold an aggregate of 358,118 shares of common stock, representing approximately 44% of the total outstanding shares, for the aggregate cash purchase price of $171,000. The purchasers were certain principals of MedaCure represented by Jarom Dastrup, Shirlee O. Dastrup and the Dastrup Family Trust.

Description of Securities

Following our change of domicile to the State of Nevada, our total capitalization consists of 50 million shares of common stock, par value $0.001 per share. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

Market Price of And Dividends on Our Common Equity and Other Stockholder Matters

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “CUTC.” Our shares have traded only since April 2005. Prior to October 4, 2006, our trading symbol was “JMPJ.” The last reported trade for our shares was at $2.02 per share (post-split) on November 6, 2006.

Set forth in the table below are the quarterly high and low prices of our common stock as obtained from the Nasdaq Small-Cap Market and the OTC Bulletin Board the second quarter 2005 and adjusted for all stock splits. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
2006
First Quarter	$.62	$.31
Second Quarter	$1.25	$.40
Third Quarter	$3.00	$1.37
Fourth Quarter	$3.00	$1.55

2005
Second Quarter	$1.80	$.78
Third Quarter	$3.03	$.27
Fourth Quarter	$.56	$.25

Secondary trading of our shares may be subject to certain state imposed restrictions. We do not have any plans, proposals, arrangements or understandings with any person concerning the further development of a trading market in any of our securities. The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Further, our shares most likely will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

As of November 30, 2006, there are approximately 190 holders of record of our common stock, which number does not take into consideration stockholders whose shares are held by broker-dealers, financial institutions or other nominees. We have designated as our transfer agent OTC Stock Transfer, Inc., 231 East 2100 South Salt Lake City, Utah 84115, telephone number (801) 485-5555.

Dividend Policy

We have not declared or paid cash dividends or made distributions in the past on our common stock, and we do not anticipate that we will pay cash dividends or make distributions in the foreseeable future. We currently intend to retain and invest future earnings to finance operations.

Recent Sales of Unregistered Securities

On May 5, 2006, our board of directors authorized by unanimous written consent, the issuance of 200,000 shares of common stock (800,000 shares post-split), to Ronald Moulton. The shares were issued in consideration for services rendered, including a finder’s fee, and the cash contribution to the company of $30,000. The aggregate consideration for accounting purposes is deemed to be approximately $30,000. The shares are restricted securities and all certificates representing the shares bear an appropriate restrictive legend. The shares were issued in a private, non public transaction to a person having direct knowledge of our business and financial condition and, accordingly, the transaction is considered exempt from the registration provisions of the Securities Act of 1933 pursuant to the exemption provided by Section 4(2) of that Act.

In consideration for the acquisition of MedaCure on October 26, 2006, we have issued a total of 12,342,293 shares of common stock to 54 holders of MedaCure common stock. The shares were issued in exchange for 100% of the issued and outstanding shares of MedaCure common stock. The shares were issued in a private, non public transaction in consideration for the acquisition of MedaCure and the issuance is considered exempt from the registration provisions of the Securities Act of 1933 pursuant to the exemption provided by Section 4(2) of that Act.

Indemnificationof Directors and Officers

As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of our company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.
The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was:

!	a director, officer, employee or agent of the corporation; or

!	is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Section 5 - Corporate Governance and Management

Item 501 Change in Control of Registrant

On June 16, 2006, there was a change in the effective control of our company. On that date, Lane S. Clissold and Steven D. Moulton, our controlling stockholders and officers and directors at the time, sold an aggregate of 358,118 shares of our common stock, which equals 1,432,472 post-split shares, to certain principals of MedaCure. These shares represented approximately 44% of our total outstanding shares at that time. The cash purchase price of $171,000 was paid for the shares.

The purchasers paid for the shares from personal funds and have represented that they have individual sole voting and dispositive power over the acquired shares. They purchasers also represented that they acquired the shares for the purpose of obtaining control of our company in anticipation of our acquisition of MedaCure. These acquired shares, when combined with the shares issued to MedaCure stockholders in connection with the MedaCure acquisition, resulted in the former MedaCure stockholders owning 12,342,239 shares, or approximately 79% of our outstanding shares following the acquisition.

As a result of our acquisition of MedaCure that closed on October 26, 2006, there has been a change in the control of our company by way of the 12,342,239 shares of our common stock issued to the stockholders of MedaCure in exchange for 100% of its outstanding shares. The former stockholders of MedaCure presently own approximately 21% or out total issued and outstanding shares (post-split). Further, as a term of the MedaCure acquisition, MedaCure appointed three new directors to our board of directors at the closing and Lane S. Clissold, our former President and director, resigned.

Item 5.06 Change in Shell Company Status

Agreement and Plan of Merger

On June 12, 2006, our board of directors unanimously approved:

!	the acquisition of MedaCure and the agreement and plan of merger and to facilitate the acquisition;

!	the change of our corporate domicile from the State of Utah to Nevada:

!	the change our corporate name to CuraTech Industries, Inc.; and

!	the forward stock split of our outstanding common stock on a 4 shares for 1 share basis.

Also on June 12, 2006, Lane S. Clissold and Steven D. Moulton, our controlling stockholders at that time, executed a written consent approving the actions to change our corporate domicile to Nevada, to change our corporate name, to CuraTech Industries, Inc, and to effect the 4 shares for 1 share forward stock split.

On June 22, 2006 we entered into an agreement and plan of merger to facilitate the acquisition of MedaCure. The acquisition of MedaCure was accomplished through the merger of our wholly owned subsidiary, CuraTech Acquisitions, Inc. with and into MedaCure with MedaCure being the survivor of the merger. Under the agreement, 11,579,167 shares of MedaCure common stock issued and outstanding immediately prior to the effective time of the merger, were to be exchanged for our common stock. The agreement was subsequently revised whereby 12,342,239 (post-split) of our common stock were actually issued. Accordingly, each one (1) share of MedaCure common stock is being converted into the right to receive one (1) share of Jump’n Jax common stock. The merger agreement contains customary representations, warranties and covenants of the parties.

In connection with the acquisition, we will also (a) effected a forward stock split of our issued and outstanding common stock on a four shares for one share basis; (b) changed our corporate domicile from Utah to Nevada; and (c) changed our corporate name to CuraTech Industries, Inc.

The merger agreement provides that the merger would be consummated by filing a certificate of merger and any other appropriate documents with the Secretary of State of Nevada. The transaction was finalized on October 27, 2006, at which time our President and director, Lane S. Clissold, resigned and MedaCure nominated three new directors to our board. Steven D. Moulton remained on the board as a director. Those persons holding offices of MedaCure at the effective time, continue to hold the same offices of the surviving subsidiary corporation.

Upon consummation of the acquisition, each share of outstanding MedaCure common stock is to be converted into the right to receive one share (post-split) of our common stock. As a result of the transaction, all shares of MedaCure capital stock will be beneficially owned by CuraTech Industries. MedaCure stockholders immediately prior to the closing, ceased to have any rights with respect to such stock, except the right to receive shares of our common stock described above.

On September 6, 2006, we delivered to our stockholders an information statement describing the acquisition of MedaCure and also giving notice of the following actions taken by the majority written consent of our stockholders:

!	the change of our corporate domicile from Utah to Nevada;

!	the change our corporate name to CuraTech Industries, Inc.; and

!	a forward stock split of our issued and outstanding common stock on a 4 shares for 1 share basis.

All costs and expenses in connection with the acquisition of MedaCure will be paid by the party incurring these costs and expenses. MedaCure has agreed to pay certain legal expenses associated with the preparation and execution of the transaction documents and related agreements and documents contemplated thereby, including this information statement, up to a maximum of $25,000. We have agreed to pay all other expenses related to the preparation, printing and mailing of the information statement and all related filing and other fees paid to the SEC in connection with the transaction. We estimate that the total costs and expenses that we will pay in connection with the transaction will be approximately $25,000, which consists of professional fees, printing and mailing costs, filing fees and other miscellaneous expenses. MedaCure will pay all costs and expenses it incurs in connection with the transaction.

Item 7.01 Regulation FD Disclosure

Following completion of the MedaCure acquisition, our board of directors unanimously resolved and authorized the issuance of 500,000 shares of our authorized, but previously unissued common stock to certain individuals in consideration for certain consulting services rendered. The board has also authorized that the 500,000 shares will be included in a registration statement to be filed with the SEC pursuant to Form S-8 under the Securities Act of 1933. Upon the effectiveness of that registration statement, the shares will be considered registered securities and may be traded in the public market, unless owned by an affiliate or controlling person of CuraTech.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of MedaCure International, Inc.

See Exhibit 99.1

(b) Pro Forma Financial Information

See Exhibit 99.2

(c) Exhibits

Exhibit No.       Description

2.1	Agreement and Plan of Merger by and among Jump’n Jax, Inc., CuraTech Acquisitions, Inc. and MedaCure International, Inc., including Addendum

21.1	Subsidiaries

99.1	Audited financial statements for MedaCure International, Inc. for the period ended May 31, 2006

99.2	Unaudited pro forma combined financial statements of CuraTech Industries, Inc. and MedaCure International, Inc.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CuraTech Industries, Inc.
Date: December 20, 2006

By:  /S/ Lincoln Dastrup

Lincoln Dastrup
CEO and Director